UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 16, 2024

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
A.S. Cooper Building, 4th Floor, 26 Reid Street
Hamilton, Bermuda                                            HM 11
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on July 29, 2024, Enstar Group Limited, an exempted company limited by shares existing under the laws of Bermuda (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Deer Ltd., an exempted company limited by shares existing under the laws of Bermuda and a direct wholly owned Subsidiary of the Company (“New Company Holdco”), Deer Merger Sub Ltd., an exempted company limited by shares existing under the laws of Bermuda and a direct wholly-owned Subsidiary of New Company Holdco (“Company Merger Sub”), Elk Bidco Limited, an exempted company limited by shares existing under the laws of Bermuda (“Parent”), and Elk Merger Sub Limited, an exempted company limited by shares existing under the laws of Bermuda and a direct wholly-owned Subsidiary of Parent (“Parent Merger Sub”). Parent and Parent Merger Sub are backed by equity commitments from funds or investment vehicles managed or advised by affiliates of Sixth Street Partners, LLC. Pursuant to the Merger Agreement, the Company, New Company Holdco, Company Merger Sub, Parent and Parent Merger Sub will effect a series of mergers (collectively, the “Mergers”), with the Company surviving such mergers as a wholly owned subsidiary of Parent.
In connection with the Mergers, the Company’s Chief Strategy Officer, David Ni, may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). To mitigate the potential impact of Sections 280G and 4999 of the Code on the Company and Mr. Ni, on December 16, 2024, the Human Resource and Compensation Committee of the Company’s board of directors (the “Compensation Committee”) approved, subject to Mr. Ni’s execution of a letter agreement that sets forth the terms described below, (i) acceleration of certain time-vesting restricted stock units (“RSUs”) previously awarded to Mr. Ni (the “Accelerated RSUs”) and (ii) acceleration of a portion of the annual bonus for Mr. Ni under the Enstar Group Limited 2022-2024 Annual Incentive Compensation Program (the “AIP”) equal to 98% of the target bonus amount for Mr. Ni (as accelerated, the “Accelerated AIP,” and together with the Accelerated RSUs, the “Accelerated Payments”). The Accelerated Payments apply for Mr. Ni to the extent set forth below.
These actions are intended to mitigate the potential impacts of Sections 280G and 4999 of the Code on the Company and Mr. Ni, including to preserve potential compensation-related corporate income tax deductions for the Company that might otherwise be disallowed through the operation of Section 280G of the Code and to mitigate or eliminate the amount of excise tax that may be payable by Mr. Ni pursuant to Section 4999 of the Code.
The Compensation Committee approved the following Accelerated RSUs (rounded to the nearest share and inclusive of dividend equivalent units) for Mr. Ni: (i) 969 RSUs that were scheduled to vest on March 20, 2025; (ii) 15,929 RSUs that were scheduled to vest on February 4, 2026; (iii) 761 RSUs that were scheduled to vest on March 20, 2026; and (iv) 448 RSUs that were scheduled to vest on March 20, 2027.
In addition, the Compensation Committee approved Accelerated AIP payments for Mr. Ni.
In all cases, if Mr. Ni is terminated by the Company for “cause” (as defined in his employment agreement) or resigns prior to the earlier of (i) the closing of the Mergers and (ii) the date the Accelerated RSUs otherwise would have vested, Mr. Ni will be obligated to promptly repay to the Company an amount equal to the number of shares actually received by him (or if net settled, the gross number of shares Mr. Ni would have received absent net settlement) in respect of the Accelerated RSUs multiplied by the closing price of a share of the common stock, par value $1.00 per share, of the Company on the date of settlement of the Accelerated RSUs.
If Mr. Ni is terminated by the Company for cause or resigns, in each case, prior to the date that fiscal year 2024 annual bonuses are otherwise paid out pursuant to the AIP in 2025, Mr. Ni will be obligated to promptly repay to the Company an amount equal to the gross amount paid to Mr. Ni in respect of the Accelerated AIP.
If Mr. Ni is terminated without Cause prior to the date that fiscal year 2024 annual bonuses are otherwise paid out pursuant to the AIP in 2025, any cash severance benefits due to Mr. Ni under any Company severance arrangement will be reduced by the gross amount paid to Mr. Ni in respect of the Accelerated AIP, and he will have no further rights to any payments in respect of annual bonus with respect to fiscal year 2024. To the extent the Accelerated AIP is greater than the cash severance benefits otherwise payable to Mr. Ni, he will pay to the Company as soon as practicable and in any event within 30 business days after such termination an amount equal to the difference between the gross amount paid to him in respect of the Accelerated AIP and such cash severance benefits.
If Mr. Ni remains employed through the date that fiscal year 2024 annual bonuses are otherwise paid out pursuant to the AIP in 2025 and (i) if Mr. Ni’s payout pursuant to the AIP based on actual performance exceeds the amount paid in respect of the Accelerated AIP, Mr. Ni will receive a payout pursuant to the AIP equal to such excess, or (ii) if Mr. Ni’s payout pursuant to the AIP based on actual performance is lower than the amount paid in respect of the Accelerated AIP, Mr. Ni will be obligated to promptly repay to the Company the pre-tax amount of such shortfall.
Item 9.01. Financial Statements and Exhibits.
Exhibits

Exhibit No.	Description

10.1s	Letter Agreement, dated December 16, 2024, between Enstar Group Limited and David Ni.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)
s    Certain information has been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish such information to the SEC upon request.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

December 18, 2024	By:	/s/ Audrey B. Taranto
Audrey B. Taranto
General Counsel and Corporate Secretary